Exhibit 99.1

Uber Announces Proposed $1.2 Billion Convertible Senior Notes Offering

November 20, 2023

SAN FRANCISCO--Uber Technologies, Inc. (NYSE: UBER) today announced that it proposes to offer $1.2 billion aggregate principal amount of Convertible Senior Notes due 2028 (the “notes”), subject to market conditions and other factors. The notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Uber also intends to grant the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $180.0 million aggregate principal amount of the notes.

Uber intends to use a portion of the net proceeds from the notes offering to fund the cost of entering into the capped call transactions described below. Uber intends to use the remainder of the net proceeds from the notes offering to repay, redeem or repurchase outstanding indebtedness, including the redemption of the outstanding $1 billion aggregate principal amount of Uber’s 7.500% senior notes due 2025 (the “2025 Notes”), plus accrued and unpaid interest and any call premium thereon. This press release does not constitute a redemption notice for the 2025 Notes. If the initial purchasers of the notes exercise their option to purchase additional notes, Uber expects to enter into additional capped call transactions with the option counterparties and to use the remainder of such net proceeds for general corporate purposes, which may include repayments, redemptions or repurchases of additional outstanding indebtedness.

In connection with the pricing of the notes, Uber expects to enter into privately negotiated capped call transactions relating to the notes with one or more of the initial purchasers of the notes or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of Uber’s common stock that will initially underlie the notes.

The capped call transactions are expected generally to reduce the potential dilution to Uber’s common stock upon conversion of any notes and/or offset any cash payments Uber is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates may enter into various derivative transactions with respect to Uber’s common stock and/or purchase Uber’s common stock in secondary market transactions concurrently with or shortly after the pricing of the notes, including with or from, as the case may be, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of Uber’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify or unwind their hedge positions by entering into or unwinding various derivative transactions with respect to Uber’s common stock and/or purchasing or selling Uber’s common stock or other securities of Uber in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Uber’s common stock or the notes, which could affect a noteholder’s ability to convert the notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of such notes.

The notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offers of the notes will be made only by means of a private offering memorandum.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the terms, timing and completion of the offering of the notes and the anticipated use of the net proceeds from the offering, including the potential redemption of the 2025 Notes and the anticipated terms of, and effects of entering into, the capped call transactions. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Uber’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, among others, uncertainties and other factors relating to the intended use of proceeds from the offering and sale of the notes, market risks, trends and conditions. These and other risks are more fully described in Uber’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in its Quarterly Report on Form 10-Q for the three months ended September 30, 2023. All information provided in this press release is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that Uber believes to be reasonable as of such date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Uber on the date hereof. Except as required by law, Uber disclaims any obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise.

About Uber

Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 44 billion trips later, we're building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.

Contacts

Investor Contact:

investor@uber.com

Media Contact:

press@uber.com